Exhibit 4.1

EXECUTION COPY

FIRST OMNIBUS AMENDMENT

This FIRST OMNIBUS AMENDMENT (this “Amendment”) is made and entered into as of April 18, 2011 among SOC SPV1, LLC, a Delaware limited liability company (“SOC SPV”), Snap-on Credit LLC, a Delaware limited liability company (“Snap-on Credit”) and JPMorgan Chase Bank, N.A. (“JPMorgan”).

BACKGROUND

WHEREAS, Snap-on Credit, as seller, and SOC SPV, as purchaser, are party to a Receivables Sale Agreement, dated as of October 1, 2010 (the “Receivables Sale Agreement”);

WHEREAS, JPMorgan, as program agent, administrative agent and committed lender, Falcon Asset Securitization Company LLC, as conduit lender, SOC SPV, as borrower, and Snap-on Credit, as servicer, are party to a Loan and Servicing Agreement, dated as of October 1, 2010 (the “Loan and Servicing Agreement” and, together with the Receivables Sale Agreement, the “Agreements”); and

WHEREAS, the parties to the Agreements desire to amend the Agreements.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized definitional terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Receivables Sale Agreement or, with respect to any capitalized definitional term not defined in the Receivables Sale Agreement, the Loan and Servicing Agreement.

SECTION 2. Amendment to the Agreements. The Agreements are hereby amended as provided in this Section 2.

(i) Section 1.01 of the Receivables Sale Agreement. Clause (e) of the definition of “Eligible Contract” in Section 1.01 of the Receivables Sale Agreement is hereby deleted in its entirety and replaced with the following:

“(e) that is (i) deemed “current” or “prepaid” in accordance with the Credit and Collection Policy and (ii) has not, at any time following February 1, 2011, been deemed anything other than “current” or “prepaid” at month end aging in accordance with the Credit and Collection policy.”

(ii) Exhibit C-1 of the Loan and Servicing Agreement. Exhibit C-1 to the Loan and Servicing Agreement is hereby deleted in its entirety and replaced with Annex 1 attached hereto.

First Omnibus Amendment

SECTION 3. Effectiveness. This Amendment shall become effective as of the date first written above; provided that each of the parties hereto shall have executed a counterpart of this Amendment.

SECTION 4. Binding Effect; Ratification.

(a) The Agreements, as amended hereby, remains in full force and effect. Any reference to either of the Agreements from and after the date hereof shall be deemed to refer to such Agreement as amended hereby, unless otherwise expressly stated.

(b) Except as expressly amended hereby, the Agreements shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5. Miscellaneous.

(a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAW).

(b) The captions and headings used herein are for convenience of reference only and shall not affect the interpretation hereof.

(c) This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(d) Executed counterparts of this Amendment may be delivered electronically.

[SIGNATURES FOLLOW]

2	First Omnibus Amendment

IN WITNESS WHEREOF, the parties hereto have caused this First Omnibus Amendment to be duly executed by their respective officers as of the day and year first above written.

SOC SPV1, LLC, as Purchaser and Borrower

By:	/s/ Jeffrey F. Kostrzewa
Name:	Jeffrey F. Kostrzewa
Title:	Treasurer

SNAP-ON CREDIT LLC, as Seller and Servicer

By:	/s/ Joseph J. Burger
Name:	Joseph J. Burger
Title:	President

JPMORGAN CHASE BANK, N.A., as Program Agent, Administrative Agent and Committed Lender

By:	/s/ Trisha Lesch
Name:	Trisha Lesch
Title:	Vice President

S-1	First Omnibus Amendment

ANNEX 1

EXHIBIT C-1

FORM OF MONTHLY REPORT AFTER FIRST BORROWING DATE

IX. FINANCIAL COVENANTS

Calculations for quarter ended:					
Debt to EBITDA calcluation (must be in compliance for four most recent fiscal quarters):					
	Consolidated Indebtedness				
	EBITDA				
	Debt to EBITDA as of				
	Debt to EBITDA as of				
	Debt to EBITDA as of				
	Debt to EBITDA as of				
	Threshold				
Debt to cap calculation:					
Are Snap-on Inc's ratings greater than or equal to any two of: BBB, Baa, BBB?					
	Consolidated Indebtedness				
	Shareholders equity				
	Debt to cap				
	Threshold				
Level 1 or Level 2?			Level 2		

XI. SNAP-ON INC. RATINGS INFORMATION

	S&P	Moody's	Fitch
Snap-on Incorporated senior unsecured debt rating			
Event of Termination Threshold (must meet 2 of 3 if rated by 3 OR 2 of 2 if rated by both)			
Compliance?			
Mandatory Back-up Servicer Event threshold (rating falls below two of the three)			
Compliance?			
Deposit of Add-on Refinance Amount to Collection Account within 1 business day - Threshold			
(must be rated greater than or equal to any two of S&P, Moody's or Fitch)			
Compliance? (if compliant, weekly Add-on Refinance Amount reconcilliation is allowed)			

XII. HEDGING INFORMATION

Mandatory Hedge Event conditions:	
1) Is Excess Spread > Minimum Excess Spread Percentage?	
2) Is SOI rated greater than BBB, Baa2 or BBB (need two of three ratings - S&P, Moodys, Fitch)?	
Mandatory Hedge Event?	NO

	Original Notional Amount	Current Notional Amount	Strike Rate	Hedge Counterparty	Rating
Cap #1					
Cap #2					
Cap #3					
Cap #4					
Cap #5					
Total					

Weighted average strike rate	
Does cap notional cover outstanding debt?	Yes

XIII. SNAP-ON INC. ADD-ON REFINANCE TRIGGERS

Add-on Refinance Amount	
Collections	
Add-on Refinance Amount as a % of Collections	
Compliance?

First Omnibus Amendment